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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         CAPTEC NET LEASE REALTY, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                              38-3368333
(State or other jurisdiction             (I.R.S. Employer Identification Number)
of incorporation or organization)

24 FRANK LLOYD WRIGHT DRIVE                                                48106
ANN ARBOR, MICHIGAN
(Address of principal                                                 (Zip Code)
executive offices)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


                                      None


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                     COMMON STOCK, $.01 PAR VALUE PER SHARE
                                (Title of class)



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


Reference is made to the description of the terms of the Common Stock prepared pursuant to Item 202 of Regulation S-K, as set forth beneath the caption "Capital Stock of the Company," included as part of Amendment No. 3 to the Form S-11 Registration Statement, and related Prospectus, Registration No. 333-34983, as filed with the Securities and Exchange Commission, Washington, D.C. 20549, on November 10, 1997.


ITEM 2.  EXHIBITS


Reference is made to the description of the Exhibits prepared pursuant to Item 601 of Regulation S-K, as set forth beneath the caption "Exhibits," included as part of the Form S-11 Registration Statement, and related Prospectus, Registration No. 333-34983, as filed with the Securities and Exchange Commission, Washington, D.C. 20549, on September 5, 1997 and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto filed, respectively, on October 20, 1997, November 6, 1997 and November 10, 1997.


The description of the Exhibits are as follows:
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 1.1    Form of Underwriting Agreement.
 3.1    Certificate of Incorporation of the Company.
 3.2    Bylaws of the Company.
 3.3    Form of Amended and Restated Certificate of Incorporation.
 5.1    Opinion of Baker & Hostetler LLP regarding legality.
 8.1    Opinion of Baker & Hostetler LLP regarding tax matters.
10.1 February 26, 1996 Credit Facility between Credit Suisse First Boston Mortgage Capital L.L.C. and the Company, and amendment thereto.
10.2    Employment Agreement between the Company and Patrick L. Beach.
10.3    Employment Agreement between the Company and W. Ross Martin.
10.4 Agreement of Limited Partnership of Captec Franchise Capital Partners L.P. III.
10.5 Amended and Restated Agreement of Limited Partnership of Captec Franchise Capital Partners L.P. IV.
10.6 Advisory Agreement between the Company and Captec Net Lease Realty Advisors, Inc.
10.7 Form of Indemnification Agreement to be entered into by the Company's directors and officers.
10.8 Form of Acquisition Agreement of General Partnership Interests in the Affiliated Partnerships.
10.9    Long-Term Incentive Plan.
10.10   Directors' Deferred Compensation Plan.
23.1    Consent of Coopers & Lybrand L.L.P.
23.2    Consent of Baker & Hostetler LLP (included in Exhibit 5.1).
23.3    Consent of Coopers & Lybrand L.L.P.
23.4    Consent of Coopers & Lybrand L.L.P.
24.1    Powers of Attorney.
27.1    Financial Data Schedule.
27.2    Financial Data Schedule.
27.3    Financial Data Schedule.
99.1    Consent of Richard J. Peters
99.2    Consent of Creed L. Ford, III.
99.3    Consent of William H. Krul, II.
99.4    Consent of Lee C. Howley.
99.5    Prior Performance Table VI.




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                                   SIGNATURE



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                CAPTEC NET LEASE REALTY, INC.


Date:  November 12, 1997        By:  /s/ PATRICK L. BEACH
                                   --------------------------------------------
                                Name:   Patrick L. Beach
                                Title:  Chairman of the Board, Chief
                                        Executive Officer and President